Exhibit 32.1


CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Edd Helms Group, Inc.(the "Company"), on Form 10-KSB for the year ended May 31, 2005, as filed with the Securities and Exchange Commission on the date hereon (the "Report"), I, ,W. Edd Helms (Chief Executive Officer), L. Wade Helms (Executive Vice President), and Dean A Goodson (Chief Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Sec. 1350 as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/W. Edd Helms, Jr.
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W. Edd Helms, Jr.
Chief Executive Officer

/s/ L. Wade Helms
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By:   L. Wade Helms
Executive Vice President

/s/ Dean A. Goodson
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By:   Dean A. Goodson
Chief Financial Officer